UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, the Board of Directors (the "Board of Directors") of OM Asset Management plc (the "Company") received notice from Old Mutual plc ("OM plc") that OM plc has exercised its rights under the Shareholder Agreement dated as of September 29, 2014 among the Company, OM plc and OM Group (UK) Ltd. (the "Shareholder Agreement") to appoint Dr. Guang Yang as an OM plc Director (as defined in the Shareholder Agreement), effective as of May 24, 2017. Dr. Yang will explore opportunities for HNA's investment to deliver value to the Company and its affiliates.

Dr. Yang is the CEO of HNA Capital International and the Founder, Chairman and CEO of Finergy Capital, a Beijing-based private equity fund. Dr. Yang previously spent 15 years as an Executive Vice President, Senior Portfolio Manager and Research Analyst at Franklin Templeton Investments Global Equities. He also served as the Chairman for Franklin Templeton China. Prior to joining Franklin Templeton Investments, he worked as a Research Scientist at Harvard Medical School and at Massachusetts General Hospital. Dr. Yang holds a B.S. from the University of Science and Technology of China, a Ph.D. in Neuroscience from Australian National University and an MBA from Harvard Business School. Dr. Yang is also a Chartered Financial Analyst (CFA) charterholder.

Russell Carmedy, a previous OM plc appointee to the Board of Directors, has resigned from the Board of Directors, effective as of May 24, 2017.

Dr. Yang will not receive compensation from the Company for his service as a director.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	May 31, 2017	OM ASSET MANAGEMENT PLC

		By:	/s/ STEPHEN H. BELGRAD
		Name:	Stephen H. Belgrad
		Title:	Executive Vice President and Chief Financial Officer